UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

NEXPOINT RESIDENTIAL TRUST, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NXRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2024, NexPoint Residential Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2024, were approved. The number of shares of common stock entitled to vote at the Company’s 2024 Annual Meeting of Stockholders was 25,774,730, representing the number of shares outstanding as of April 1, 2024, the record date for the annual meeting.

The results of each matter voted on were as follows:

1. Election of directors. The following directors were elected for terms expiring at the 2025 annual meeting of stockholders:
	Votes For	Votes Withheld	Broker Non-Votes
James Dondero	18,444,776	945,231	3,132,160
Brian Mitts	18,631,460	758,547	3,132,160
Edward Constantino	18,150,468	1,239,539	3,132,160
Scott Kavanaugh	17,051,019	2,338,988	3,132,160
Arthur Laffer	18,009,372	1,380,634	3,132,160
Carol Swain	18,250,212	1,139,795	3,132,160
Catherine Wood	17,452,302	1,937,705	3,132,160

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,585,808	750,059	54,140	3,132,160

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024. The appointment was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,175,217	309,947	37,003	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: May 10, 2024